                                                                    EXHIBIT 10.9

                            PATENT LICENSE AGREEMENT

         This Agreement made and entered into this 16 day of May, 1998, by and between VTV, Incorporated, ("VTV") a Colorado Corporation, 1700 Broadway, Suite 1800, Denver, CO 80290, and Energy Partners, Ltd., ("EPL") a Delaware corporation, having a principal place of business at 1100 Poydras, Suite 1850, New Orleans, LA 70163.

                                    ARTICLE I

                                     GENERAL

         1.01 VTV and EPL are hereafter occasionally referred to as the "parties" (in singular or plural usage, as indicated by the context).

         1.02 VTV owns an exclusive license in and to the D3DSP (Diagnostic Three Dimensional Seismic Process) U.S. Patent No. 5671136, (the "Patent") granted to VTV by the inventor, Louis E. Willhoit, Jr. ("Willhoit"), pursuant to the License Agreement attached hereto as Exhibit "A."

         1.03 VTV represents that it is authorized and prepared in respect to its exclusive license in and to the United States patent named in Section 1.02 above, to grant to any financially responsible applicant a nonexclusive sub-license.

         1.04 EPL is desirous of obtaining a nonexclusive license from VTV for use of the D3DSP in certain of its activities relating to the exploration for and development/exploitation of oil and gas reserves.

                                   ARTICLE II

                                  LICENSE GRANT

         2.01 VTV grants to EPL a nonexclusive license to utilize the D3DSP in EPL's oil and gas activities. EPL may not transfer, grant, convey, sell, or assign to, or otherwise authorize the use of the D3DSP by, any other person, firm or corporation, except as set forth in Section 5.01.

         2.02 The term of the license granted hereby shall be perpetual.

         2.03 EPL shall not own any right in or to the D3DSP, U.S. Patent No. 5671136, or any trade secret or other intellectual property right relating thereto, by reason of this Agreement or otherwise. EPL shall have a shop right to use any improvements to the D3DSP developed while Willhoit is an employee of EPL.

         2.04 Any version of any image produced by the use of the D3DSP pursuant to this nonexclusive license shall bear the legend "copyright VTV, Inc."

         2.05 VTV shall have the right to publish without attribution any image produced by EPL using the D3DSP subject to written approval by EPL, which shall not be unreasonably withheld. VTV shall keep confidential any information regarding EPL's business which is received as a result of this sub-license.

                                   ARTICLE III

                          ROYALTIES AND EFFECTIVE DATE

         3.01 EPL will pay to VTV for this nonexclusive license, the sum of one dollar. This nonexclusive license agreement shall not become effective until execution of the Employment Agreement between Willhoit and EPL.

         3.02 EPL will make written reports to VTV annually from the date of this agreement stating in each such report the extent of the use of the D3DSP by EPL. Such reports will be kept confidential by VTV.

         3.03 This agreement shall not become effective until execution of an agreement in writing between Willhoit and VTV whereby Willhoit agrees to assign and transfer to VTV all of his right, title and interest in and to any unrestricted and freely-transferable common stock of EPL which Willhoit acquires once any and all contractual, statutory and other legal restrictions applicable to EPL common stock are no longer applicable.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES; LIMITATIONS

         4.01 Nothing in this agreement shall be construed as:

                  (a) A warranty or representation by either party as to the validity or scope of any the Patent except as provided in
                  Section 4.03; or

                  (b) A warranty or representation that anything made by VTV, used, sold, or otherwise disposed of under any license granted in this agreement is or will be free of infringement of patents of third persons; or

                  (c) A requirement that either party shall file any patent application, secure any patent; or

                  (d) An obligation to bring or prosecute actions or suits against third parties for infringement of any patent; or

                  (e) An obligation to furnish any manufacturing or technical information, or any information concerning pending patent applications; or

                  (f) Conferring a right to use in advertising, publicity, or otherwise any trademark or tradename of the party from which a license is received under the agreement; or

                  (g) Granting by implication, estoppel, or otherwise, any licenses or rights under patents other than the Patent.

         4.02 Neither party makes any representations, extends any warranties of any kind, either express or implied, or assumes any responsibilities whatever with respect to use, sale, or other disposition by the other party of products incorporating or made by use of inventions licensed under this agreement.

         4.03 VTV represents and warrants that it is the exclusive licensee of the D3DSP Patent and that the Patent is issued and is valid. VTV represents that VTV is not aware of any alleged patent infringement and will notify EPL immediately of any allegation of infringement.

         4.04 VTV indemnifies EPL from and against any claims for loss or damage by The Louisiana Land and Exploration Company ("LL&E"), or its successor in interest, Burlington Resources relating to that certain Agreement between VTV and LL&E dated January 16, 1997. VTV indemnifies EPL from and against any and all claims, damages, demands, and causes of action relating to any infringement or alleged infringement of any patent or other intellectual property right incurred or brought against EPL arising from this Agreement.

                                    ARTICLE V

                    TRANSFERABILITY OF RIGHTS AND OBLIGATIONS

         5.01 Any license or release granted in this agreement by a party in respect to the Patent shall be binding upon and inure to the benefit of any successor of the parties.

         5.02 The obligations of EPL to make reports, and maintain records as provided herein in respect to any subsisting license under this agreement shall run in favor of any person or legal entity which is a successor or assignee of EPL in respect to EPL's benefits under the agreement. EPL shall not transfer or assign its rights under this Agreement without the prior written consent of VTV, which will not be unreasonably withheld, except as provided in Section 5.01.

         5.03 The license received by any party under this agreement shall pass to any assigns for the benefit of creditors of the licensed party, and to any receiver of its assets, or to any person or corporation succeeding to its entire business in licensed products as a result of sale, consolidation, reorganization, or otherwise, provided such assignee, receiver, person, or legal entity shall, without delay, accept in writing the provisions of this agreement and agree to become in all respects bound thereby in the place and stead of the licensed party, but may not otherwise be transferred without the written consent of the licensing party.

                                   ARTICLE VI

                              TERM AND TERMINATION

         6.01 VTV may terminate this agreement in the event of a default by EPL in the due observance or performance of any covenant, condition, or limitation of this License Agreement required to be performed by EPL.

                                   ARTICLE VII

                      NOTICES, APPLICABLE LAW; ARBITRATION

         7.01 Any notice, report, or payment provided for in this agreement shall be deemed sufficiently given when sent by certified or registered mail addressed to the party for whom intended at the address given at the outset of this agreement or at such changed address as the party shall have specified by written notice.

         7.02 This agreement shall be construed, interpreted, and applied in accordance with the laws of the State of Colorado. The parties agree that the courts of Colorado shall have jurisdiction over the parties and the subject matter of any dispute that arises hereunder or otherwise.

         7.03 Any controversy or claim arising under or related to this contract insofar as it involves or is limited to a question of infringement of any claim or claims of the Patent shall be settled by arbitration in accordance with the Patent Arbitration Rules of the American Arbitration Association before a single arbitrator selected in accordance with those rules, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

                                  ARTICLE VIII

                                   INTEGRATION

         8.01 This instrument contains the entire and only agreement between the parties and supersedes all preexisting agreements between them respecting its subject matter. Any representation, promise, or condition in connection with such subject matter which is not incorporated in this agreement shall not be binding upon either party. No modification, renewal, extension, waiver, and (except as provided in Article VI hereof) no termination of this agreement or any of its provision shall be binding upon the party against whom enforcement of such modification, renewal, extension, waiver or termination is sought, unless made in writing and signed on behalf of such party by one of its executive officers. As used herein, the word "termination" includes any and all means of bringing to an end prior to its expiration by its own terms this agreement, or any provision thereof, whether by release, discharge, abandonment, or otherwise.

         IN WITNESS WHEREOF, each of the parties has caused this agreement to be executed and duly sealed in duplicate originals by its duly authorized representative.



                                       VTV, INCORPORATED
                                       By
                                         /s/ JEFFREY J. SCOTT
                                       -----------------------------------------
                                       President
Attest:


                                       (SEAL)
----------------------------------
Secretary



                                       ENERGY PARTNERS, LTD.
                                       By
                                         /s/ RICHARD A. BACHMANN
                                       -----------------------------------------
                                       President
Attest:



  /s/ JEAN STALLARD                    (SEAL)
----------------------------------
Secretary

                                                                    EXHIBIT A


                                EXCLUSIVE LICENSE
                               TO USE, DEVELOP AND
                         MARKET THE D3D SEISMIC PROCESS


         THIS EXCLUSIVE LICENSE (this "Agreement") is made and entered into this 29th day of August, 1996, by and between Louis E. Willhoit, Jr. (hereinafter "Owner"), an individual, having an address for purposes of this Agreement at 30 Papworth Avenue, Metairie, Louisiana 70005 and VTV, Incorporated (hereinafter "Developer"), a Colorado corporation, having an address for purposes of this Agreement at 600 17th Street, Denver, Colorado 80202.

                                   WITNESSETH:

         WHEREAS, Owner is the sole owner of all the right, title and interest in and to all U.S. patent applications, patents and copyrights and all other intellectual property rights pertaining to the Diagnostic Three Dimensional Seismic Process (the "Process") that are the subject of this Agreement;

         WHEREAS, Owner wishes (1) to provide to Developer detailed specific written documentation pertaining to the application of the Process; (2) to grant Developer the exclusive right and license to use and develop such documentation for purposes of developing the Process for internal purposes (defined in Section 1 hereof in more specific detail as "Process" and "Process Documentation") and developing the Process for integration in Products to be offered to End-Users (defined in Section 1 hereof in more specific detail as "Product" and "Product Documentation"); and (3) to grant Developer the exclusive right and license to copy and use the Process and Process Documentation for productive internal purposes, and the exclusive right and license to copy and distribute Products and Product Documentation to its customers pursuant to a specific form of Product License;

         WHEREAS, Developer wishes (1) to test and evaluate the Development Process and Development Documentation to be delivered by Owner; (2) if the results of such testing and evaluation are positive, to proceed with the further development of the Process and

Production Documentation; and (3) to market the Process and Process Documentation, as integrated in Products; and

         WHEREAS, Owner is willing to grant Developer the rights and licenses set forth in this Agreement, and Developer is willing to perform the other obligations set forth in this Agreement, all pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises, as well as the obligations herein made and undertaken, and one dollar and other good and sufficient consideration had and received, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    SECTION 1

                                   DEFINITIONS

         When used in this Agreement, the definitions set forth in this Article shall apply to the respective capitalized terms:

         1.1 "AGREEMENT TERRITORY." The United States of America and the territory of Puerto Rico and every other country of the world.

         1.2 "PROCESS." The Diagnostic Three Dimensional Seismic Process and patent (U.S. Patent Application Number 08/570294) and all copyrights relating thereto which is the subject of this Agreement and to which these definitions apply.

                  a. "DEVELOPMENT PROCESS." Hardware, software, data and interpretation techniques used in development of modifications toward marketable Products.

                  b. "PRODUCT PROCESS." Hardware, software, data and interpretation techniques incorporated into Product(s) marketed and offered by Developer to End-Users under a Product License.

         1.3 "DERIVATIVE WORK." A work that is based upon one or more preexisting works, such as a revision, modification, translation (including compilation or recapitulation by computer), abridgement, condensation, expansion, or any other form in which such a preexisting work may be recast, transformed, or adapted, and that, if prepared without authorization by the owner of the preexisitng work would constitute a copyright infringement.

         1.4 "PROCESS DOCUMENTATION." Printed material relating to the Process and instructions for its use, as more fully described in the specifications contained in Exhibit B, supplied herewith under separate cover, Documentation is classified as Development Documentation and Production Documentation, as defined herein below.

                  a. "DEVELOPMENT DOCUMENTATION." Printed material that relates to source code, including comments, and that incudes a description of the principles of operation of the Development Process and instructions for its use. All copies of Development Documentation shall be numbered and marked by Owner "Development Documentation--Property of Louis E. Willhoit, Jr. -- Do Not Copy" and bear Owner's patent and copyright notice.

                  b. "PRODUCTION DOCUMENTATION." Those printed materials derived from the Development Documentation necessary for operation and use of the Process.

                  c. "PRODUCT DOCUMENTATION." Those printed materials, or parts of printed materials, derived from the Production Documentation necessary for End-Users to operate and use Products.

         1.5 "EFFECTIVE DATE." The date on which Developer secures financing as agreed in the agreement between the parties dated July 17, 1996.

         1.6 "END-USER." A customer of Developer for the use of Products under the terms and conditions of the Product License.

         1.7 "END-USER COPY." A copy of the Product Documentation that may be used by End-User under the Product License. Backup copies permitted by the Product License (for use only in the event of loss or destruction of an End-User
Copy) are not counted as additional End- User Copies.

         1.8 "ERROR." A defect in the Development Process or a mistake in the Development Documentation that prevents the Process from functioning in substantial conformance with the Specifications.

         1.9 "ERROR CORRECTION." A change to the Development Process or the Development Documentation that is in a form that allows its application to the Development Process or insertion in the Development Documentation to establish substantial conformance with the Specifications. All Error Correction developed by either Owner or Developer shall be considered part of the Development Process and Development Documentation for all purposes under this Agreement.

         1.10 "MATERIAL BREACH." The filing of a bankruptcy petition by or on behalf of Developer, or the failure of Owner or Developer substantially to comply with the terms and conditions of this Agreement.

         1.11 "PRODUCTS." Hardware, software, data and interpretation techniques developed, tested and verified by Developer that contain the Process and that Developer decides to market to End-Users. Developer shall identify Products as Developer's product and offer Products solely under the Product License.

         1.12 "PRODUCT LICENSE." A license agreement between Developer and End-Users under which Products will be provided. Each Product License shall at a minimum contain terms that:

                  a. Authorize the use of End-User Copies of the Product and Product Documentation in offices designated in the Product License by name, address, country and mailing (zip) code;

                  b. Authorize End-User to make one copy of each authorized End-User Copy for backup purposes only;

                  c . Prohibit further copying and/or transfer of the Products and Product Documentation by the End-User;

                  d. Limit the use of the Products to the provision of services to the End-User's direct customers;

                  e. Prohibit the End-User or its customers who may have access to the Products incident to services provided by the End-User, from reverse engineering, reverse compilation, or reverse assembly of the Product; and

                  f. Include the following statements: "Product(s) provided under this Agreement may contain or be derived from portions of the Process and Documentation provided by Louis E. Willhoit, Jr. under license to Developer. Developer has assumed responsibility for the development of the Process and Process Documentation and its use in producing and licensing the Product(s). LOUIS E. WILLHOIT, JR. DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE USE OF THE D3D SEISMIC PROCESS OR DOCUMENTATION IN THE PRODUCT(S), INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE."

                                    SECTION 2

                               OWNER'S OBLIGATIONS

         2.1 DELIVERY OF DEVELOPMENT PROCESS DOCUMENTATION. Owner shall deliver to Developer one complete copy of the Development Process Documentation within ten (10) days following the Effective Date of this Agreement.

         2.2 SUPPORT SERVICES. Owner shall remain reasonably available to provide support services on reasonable notice for the Development Process and Development Documentation, in accordance with Section 9 of this Agreement during the six (6) months following the delivery of the Development Process and Development Documentation.

         2.3 NO ASSIGNMENT. Owner shall not sell, assign, transfer, license, encumber or otherwise grant in any form any rights to use, operate or employ the Process to any other person, firm, corporation or governmental agency during the term of this Agreement.

                                    SECTION 3

                             DEVELOPER'S OBLIGATIONS

         3.1 EVALUATION AND TESTING. Developer shall evaluate and test the Development Process and Development Documentation and shall determine whether the Development Process and Development Documentation are suitable for use as Production Process and for use in the creation of Products. Such evaluation shall be completed within thirty (30) days of delivery of the Development Process and Development Documentation to the Developer.

         3.2 MARKETING OF PRODUCTS. If Developer does not terminate this Agreement pursuant to Section 8.1 upon completion of testing and evaluation, and upon completion of the arrangement of financing of operations of Developer, Developer shall use its best efforts to manufacture, market and distribute Products on commercially reasonable terms to potential End- Users under a Product License within the Agreement Territory.

         3.3 RESPONSIBILITIES. Developer shall and hereby assumes all responsibility for the following:

                  a. The development of the Process to achieve Developer's intended purposes;

                  b. The development of the Production Process and Production Documentation, and the further development of the Product Process and Product Documentation and the integration thereof into Products;

                  c. The use of the Process and Process Documentation pursuant to this Agreement;

                  d. The results obtained therefrom;

                  e. Testing and determining the adequacy and marketability of Products;

                  f. Liability to End-Users for any authorized or unauthorized use of Products by Developer; and

                  g. Protection of Owner's rights in accordance with Section 6 of this Agreement.

         3.4 ROYALTIES AND PAYMENTS. Developer shall pay royalties to Owner and provide related information and access to records in accordance with Section 4 of this Agreement.

         3.5 GRANT OF EXCLUSIVE LICENSE. Owner hereby grants to Developer, in the Agreement Territory, the following exclusive rights and licenses.

                  a. The exclusive right and license to use the Process and to use, test, evaluate, and prepare Derivative Works of the Development Process on one development system operated by the Developer.

                  b. The exclusive right and license to prepare the Process and Process Documentation, as Derivative Works of the Development Process and Development Documentation; to copy, merge, or incorporate the Process into other computer programs in connection with the design, development and manufacture of Products; and to display, sell, license or otherwise transfer or distribute copies of the Process for use in and as part of Product(s) solely to End-Users and solely pursuant to a Product License.

                  c. The right to make and use a reasonable number of copies of the Process Documentation, including Derivative Works thereof, for purposes of marketing, training and demonstrations related to the Products; provided, however, that such copies are marked "Marketing, Training and Demonstration Use Only."

                  d. Except for parts of the Development Documentation necessarily used in Process Documentation, no right or license to make any copies of the Development Documentation is granted or implied.

                                    SECTION 4

                             ROYALTIES AND PAYMENTS

         4.1 No royalty will be paid to Owner as long as both this Agreement and the Agreement between the parties dated July 17, 1996 remain in effect.

                                    SECTION 5

                            CONFIDENTIAL INFORMATION

         5.1 DEVELOPMENT PROCESS AND DEVELOPMENT DOCUMENTATION. Developer agrees that the Development Process and Development Documentation contain confidential information of Owner, and embody trade secrets developed by Owner at substantial cost and expense. Developer shall hold Development Process and Development Documentation in confidence for Owner, except as provided herein. Developer shall employ reasonable secrecy precautions, at least as protective as the precautions it uses to protect its own proprietary computer programs, to protect the Development Process and Development Documentation from unauthorized copying, use or disclosure. Developer shall allow access to the Development Process and Development Documentation only to employees and contractors of Developer who are performing services for Developer related to the purposes of the Agreement, who have a need to know information contained in the Development Process and Development Documentation, and upon whom Developer has used its best efforts to impose a legal duty to protect the Development Process and Development Documentation from unauthorized copying, use, or disclosure. Developer agrees to use its best efforts to prevent, prosecute and enjoin any actual or threatened unauthorized copying, use or disclosure of Development Process and Development Documentation.

         5.2 CONTRACTS. Developer shall use its best efforts to prevent, prosecute, and enjoin any unauthorized copying, distribution and reverse engineering of the Process through appropriate restrictive contracts entered into by its employees, consultants, and other third parties having access thereto, and through the use of the Product License with End-Users, and shall pursue appropriate actions to enforce such protection provisions.

                                    SECTION 6

                               MARKING OF PRODUCTS

         6.1 All Documentation and all Products, shall be marked with Owner's patent, copyright and other proprietary notices. However, Developer may mark with its own patent or copyright notice and register Derivative Works of the Development Process or Development Documentation prepared by Developer that constitutes original works of authorship, provided that this Development Process and Development Document are identified in any such registration as preexisting works of Owner. The parties agree to cooperate in all patent and copyright registrations and to provide to each other information and documents required for such registration.

                                    SECTION 7

                                TERM OF AGREEMENT

         7.1 The Base Term of this Agreement shall be the period beginning with the Effective Date and continuing for a period of ten (10) years. The term of this Agreement shall be the period beginning with the Effective Date and continuing until all patents of the Process and copyrights in the Development Process and Development Documentation have expired, unless sooner terminated under Section 8 hereof. This Agreement may be extended by Developer for successive terms of five (5) years each by giving written notice to Owner within thirty (30) days prior to the termination date of any term of this Agreement.

                                    SECTION 8

                TERMINATION; EFFECT OF EXPIRATION OR TERMINATION

         8.1 NEGATIVE RESULTS OF TESTING. Developer may terminate this Agreement within thirty (30) days of Owner's delivery of the Development Process and Development Documentation if the result of the testing and evaluation pursuant to Section 3.1 of this Agreement is negative. Developer shall provide to Owner notice in writing of such decision to terminate, including a summary of the reasons for such determination that the Development Process and Development Documentation are not suitable for Developer's purposes. Upon such termination, Developer shall return all copies of the Development Process and Development Documentation to Owner and destroy all Derivative Works related thereto.

         8.2 BREACH. Should either party cause or commit a Material Breach of any obligation hereunder, the other party may, at its option, terminate this Agreement by sixty (60) days' written notice to the other party. Such notice shall state the default upon which termination is based. Notwithstanding such notice, termination shall not occur and the defaulting party shall not be liable for any further remedy if such default is cured within such period.

         8.3 CONTINUED RIGHTS. Upon termination or expiration of the Base Term of this Agreement, the rights and licenses herein granted shall terminate, except for the right to continue to distribute Products that have been completed, sold or licensed, and installed by at least one End-User prior to such effective date. Upon termination or upon expiration of the Base Term, Developer may retain the Development Process and Development Documentation and shall have the continuing right of use solely for the purposes of supporting such surviving Production Process, Production Documentation and Products.

         8.4 RETURN OF MATERIALS. Upon the termination of this Agreement, Developer shall immediately deliver to Owner or destroy all copies of the Process, Documentation, Products, Derivative Works of any and all of the foregoing, and all sales literature produced pursuant to this Agreement. Developer shall warrant in writing, upon request of Owner, that no copies of any such material have been retained or are within the control of Developer. The only exception to the foregoing shall be one archival copy of items deemed by Developer to be necessary in enforcement of Developer's rights, which archival copy shall be sealed and placed in the hands of a bonded, independent custodian under a legally enforceable obligation of confidentiality and nonuse, for use only be Developer in the assertion of rights and defenses by Developer.

                                    SECTION 9

                                 INDEMNIFICATION

         9.1 DEVELOPER INDEMNIFICATION. Developer indemnifies and holds harmless Owner from any and all claims, demands, or actions based upon or relating to Products or to services offered by Developer involving use of the Process, or based on the performance or nonperformance of such services, or based upon representations or statements made by Developer or its agents, or other actions of Developer or its agents, with respect to any such Product or service, except for claims, demands or actions caused by the reckless conduct or intentional wrongdoing of Owner.

         9.2 CONDITIONS. The foregoing indemnity shall be contingent upon the following conditions: Owner shall (1) give prompt written notice to Developer of any claim, demand, or action for which indemnity is sought; (2) fully cooperate in the defense or settlement of any such claim, demand or action; (3) obtain the prior written agreement of the Developer to any settlement or proposal of settlement regarding any claim, demand or action, which agreement shall not unreasonably be withheld; and (4) be in compliance with all the terms and provisions of this Agreement.

                                   SECTION 10

                                  MISCELLANEOUS

         10.1 NO ASSERTION OF RIGHTS. It is expressly understood and agreed that, as between Owner and Developer, all right, title and interest in and to the Development Process, Development Documentation (both as independent works and as underlying works serving as a basis for any Derivative Works thereto) and any other material furnished to Developer under this Agreement vests solely and exclusively in Owner, and Developer shall neither derive nor assert any title or interest in or to such items except for the rights and licenses granted under this Agreement.

         10.2 INDEPENDENT CONTRACTOR STATUS. Developer is an independent contractor under this Agreement, and nothing herein shall be construed to create any partnership, joint venture, or agency relationship between the parties hereto. Developer is granted no authority under this Agreement to enter into agreements of any kind on behalf of Owner, or to bind or obligate Owner in any manner to any third party.

         10.3 NO CONFLICT OF INTEREST. Developer represents and warrants that it has full power and authority to undertake the obligations set forth in this Agreement, and that it has not entered into any other agreement, nor will it enter into any other agreement, that would render it incapable of satisfactorily performing its obligations hereunder or that would place it in a position of conflict of interest or be inconsistent with its obligations hereunder.

         10.4 COMPLIANCE WITH LAW. Developer agrees that it shall use its best efforts to comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement.

         10.5 NO ASSIGNMENT. Developer represents that it is acting on its own behalf and is not acting as an agent for or on behalf of any third party, and further agrees that it may not assign its rights or obligations under this Agreement without prior written consent of Owner.

         10.6 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be considered effective when deposited in the U.S. Mail, postage prepaid, and addressed to the appropriate party at the address noted above, unless by such notice a different address shall have been designated in writing.

         10.7 GOVERNING LAW. All questions concerning the validity, operation, interpretation and construction of this Agreement shall be governed by and determined in accordance with the laws of the State of Colorado.

         10.8 NO WAIVER. Neither party shall, by mere lapse of time, without giving notice or taking other action hereunder, be deemed to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other shall neither be construed as nor constitute a continuing waiver of such breach or of other breaches of the same or any other provision of this Agreement.

         10.9 FORCE MAJEURE. Neither party shall be in default if failure to perform any obligation hereunder is caused solely by supervening conditions beyond that party's reasonable control, including acts of God, civil commotion, strikes, labor disputes and governmental demands or requirements.

         10.10 SURVIVAL. The provisions of Section 5-6, 8.3-8.4, 9 and 10 of this Agreement shall survive the expiration or termination of this Agreement.

         10.11 SCOPE OF AGREEMENT; AMENDMENT. The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this Agreement is the complete and exclusive statement of the Agreement between the parties and supersedes all proposals (oral or written), understandings, representations, conditions, warranties, covenants and all other communications between the parties relating to the Process and Documentation. This Agreement may be amended only by a subsequent writing that specifically refers to this Agreement and that is signed by both parties, and no other act, document, usage or custom shall be deemed to amend this Agreement.

         IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as set forth below:


                                            OWNER:



Dated:      August 29         , 1996        /s/ Louis E. Willhoit, Jr.
        ---------------------               ------------------------------------
                                            Louis E. Willhoit, Jr.



                                            DEVELOPER:

                                            VTV, INCORPORATED

                                            By:


Dated:      August 27         , 1996        /s/ Jeffrey J. Scott
        ----------------------              ------------------------------------
                                            Jeffrey J. Scott, President
                                            ------------------------------------



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